As filed with the Securities and Exchange Commission on July 26, 1996

                                       Registration Statement No. 33-__________

- --------------------------------------------------------------------------------

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549




                             FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933





                   FREQUENCY ELECTRONICS, INC.
      (Exact name of registrant as specified in its charter)

                  Delaware                        11-1986657
        (State or other jurisdiction of         (I.R.S. Employer
        incorporation or organization)         Identification No.)

55 Charles Lindbergh Boulevard, Mitchel Field, NY        11553
  (Address of Principal Executive Offices)             (Zip Code)


   1982 FREQUENCY ELECTRONICS, INC. INCENTIVE STOCK OPTION PLAN 1984 FREQUENCY ELECTRONICS, INC. INCENTIVE STOCK OPTION PLAN FREQUENCY ELECTRONICS, INC. 1987 INCENTIVE STOCK OPTION PLAN
  FREQUENCY ELECTRONICS, INC. SENIOR EXECUTIVE STOCK OPTION PLAN
        FREQUENCY ELECTRONICS, INC. RESTRICTED STOCK PLAN FREQUENCY ELECTRONICS, INC. 1993 NONSTATUTORY STOCK OPTION PLAN
                    (Full title of the Plans)


    Joseph P. Franklin, Chief Executive and Financial Officer
                   Frequency Electronics, Inc.
     55 Charles Lindbergh Boulevard, Mitchel Field, NY 11553
   (Name and address, including zip code of agent for services)

                           516-794-4500
    (Telephone number, including area code, of agent for service)

                            Copies to:
                      John L. Milling, Esq.
                   115 River Road, Building 12
                       Edgewater, NJ 07020


     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of
1933, check the following box.   [X]

- --------------------------------------------------------------------------------

                      Page 1 of 46 pages
                     Exhibit Index at page 19

                       CALCULATION OF REGISTRATION FEE


                                            Proposed       Proposed
                                            Maximum        Maximum
                             Amount         Offering       Aggregate      Amount of
Title of Securities          to be          Price Per      Offering       Registration
to be Registered             Registered     Share*         Price*         Fee

Common Stock, par value
$1.00 per share, under 1982
Frequency Electronics, Inc.
Incentive Stock Option Plan   129,713       $6.9375        $899,884       $310

Common Stock, par value
$1.00 per share, under 1984
Frequency Electronics, Inc.
Incentive Stock Option Plan   131,900        6.9375         915,056        316

Common Stock, par value
$1.00 per share, under
Frequency Electronics, Inc.
1987 Incentive Stock
Option Plan                   200,000        6.9375        1,387,500       478

Common Stock, par value
$1.00 per share, under
Frequency Electronics, Inc.
Senior Executive Stock
Option Plan                   150,000        6.9375        1,040,625       359

Common Stock, par value
$1.00 per share, under
Frequency Electronics, Inc.
Restricted Stock Plan         215,500        6.9375        1,495,031       516

Common Stock, par value
$1.00 per share, under
Frequency Electronics, Inc.
1993 Nonstatutory Stock
Option Plan                   250,000        6.9375        1,734,375       598

TOTALS                                                    $7,472,471    $2,577


*Estimated solely for the purpose of computing the registration fee pursuant to Rule 457, on the basis of the average of the high and low prices of the Regis-trant's Common Stock as reported on the American Stock Exchange on July 23, 1996.

R E O F F E R
P R O S P E C T U S


                          865,900 Shares


                   FREQUENCY ELECTRONICS, INC.


                           Common Stock
                         $1.00 Par Value







     The shares of common stock offered hereby are being sold by certain share-holders of Frequency Electronics, Inc. (the "Company") and such shareholders are hereinafter referred to as "Selling Shareholders". The Company will not receive any of the proceeds from the sale of the common stock. The common stock is listed on the American Stock Exchange under the symbol FEI. On
July 23, 1996 the closing price for the Company's common stock on the American Stock Exchange was $6.625 per share. Sales by the Selling Shareholder will be made from time to time at market prices then obtainable on the American Stock Exchange through securities dealers. See "Plan of Distribution".

    THIS OFFERING INVOLVES CERTAIN RISKS.  SEE "RISK FACTORS"
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
              TO THE CONTRARY IS A CRIMINAL OFFENSE.


      The date of this Prospectus is July 26, 1996

                      AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60601-2511; and copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W. Washington, D.C. 20549 at prescribed rates. In addition, the Company's securities are listed on the American Stock Exchange and such material can be inspected at such exchange.


         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference in this prospectus the Company's annual report on Form 10-K for its fiscal year ended April 30, 1995, filed pursuant to Section 13(a) of the Exchange Act, the Company's quarterly reports on Form 10-Q for the fiscal quarters ended July 31, 1995, October 31, 1995, and January 31, 1996, the Company's current reports on Form 8-K dated July 27, 1995 and November 20, 1995, the Company's registration statement on Form 8-A filed with the Commission on August 27, 1969, under Section 12 of the Exchange Act including any amendments thereto, and all other reports, if any, filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended April 30, 1995.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the shares shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement con-tained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this pro-spectus to the extent that a statement contained herein or in any other sub-sequently filed document which also is incorporated or deemed to be incor-porated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Any person receiving a copy of this prospectus may obtain without charge, upon request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents. Requests should be directed to Markus Hechler, Frequency Electronics, Inc., 55 Charles Lindbergh Boulevard, Mitchel Field, NY 11553, telephone (516) 794-4500.


                           THE COMPANY

     The Company is engaged in the design, development, manufacture, and marketing of precision time and frequency control products. For a more detailed discussion of the Company's business, reference is made to Part I,
Item 1 of the Company's annual report on Form 10-K for its fiscal year ended April 30, 1995 which is incorporated herein by reference.

     The Company's principal executive offices are located at 55 Charles Lindbergh Boulevard, Mitchel Field, NY 11553. Its telephone number is 516-794-4500.

                           RISK FACTORS

     The following are among the factors that should be considered carefully in evaluating the Company and its business before purchasing shares offered by this prospectus.

     1. Dependence on the Precision Time and Frequency Control Products Industry. The Company is, and has for many years been, engaged principally in the design, development, manufacture, and marketing of precision time and frequency control products by way of components, instruments, systems and certain microwave products. Its future financial performance will depend in large part on the continued growth in the market for its products, which in turn will depend in part on the growth in the number of organizations utilizing these products. There can be no assurance that this market will continue to grow and, in fact, a significant portion of this market is in a state of contraction. For many years the Company's principal customers have been the US Department of Defense ("DOD") and the National Aeronautics and Space Agency ("NASA"), although in recent years the Company has materially increased the portion of its business devoted to the commercial market for its products. Changing defense priorities and consequent US Government budget cutbacks have caused significant reductions in government demand for the Company's defense- and space-related products and further reductions are anticipated. This situation has had, and may continue to have, a material adverse effect upon the Company's business. This reduced governmental demand for the Company's pro-ducts has been exacerbated by the suspension in 1993 by the DOD of the Company from contracting with any agency of the government, subject to certain ex-ceptions by way of current contracted programs and the existence of compelling reasons for new contracts. The suspension grew out of certain criminal litigation by the government against the Company and is expected to continue in effect until the disposition of that litigation, at which time it will either be vacated or extended. There can be no assurance of the nature of this eventual disposition. Further, while the Company has experienced consid-erable and continuing growth in its commercial business there can be no assurance that this growth will continue, that the commercial markets will continue to grow, or that the Company will be able to respond effectively to the evolving requirements of these markets. Any significant contraction or cessation of growth in any of the Company's markets will have an adverse effect on its financial performance and has had such an effect in the case of its defense- and space-related markets. Reference is made to the subtopics "General Discussion" and "Material Developments" of Item 1 and to Item 3 of the Company's Form 10-K for the year ended April 30, 1995 (the "1995 Form 10-K"), incorporated herein by reference.

     2. History of Operating Losses. The Company has, excluding the year ended April 30, 1992, experienced operating losses for each of the years ended April 30, 1991 through 1995 in the approximate aggregate amount of $22,783,000, and has suffered a reduction of approximately $16,478,000 in its Stockholders' Equity account between its 1991 and its 1995 fiscal year. The Company realized an operating profit for its 1996 fiscal year and believes that it will continue to do so in future fiscal periods, based in large part upon the continuing in-crease in its commercial business. However, although the Company believes its prospects to be highly favorable, there can be no assurance that the Company's increasing commercial revenues or that its profitability will continue. Refer-ence is made to the subtopic "Commercial Markets" of Item 1 and to Items 7 and 8 of the 1995 Form 10-K, incorporated herein by reference.

     3. Criminal and Civil Litigation. In 1993 a federal indictment, and in 1994 an indictment superseding this indictment (collectively the "Indictment") were returned, naming as defendants the Company and certain of its key person-nel, alleging conspiracy to commit fraud and the commission of fraud by the defendants by way of allegedly intentionally false invoices and statements submitted by the Company under certain government contracts. A number of civil actions (the "Actions") were commenced against the Company and certain of its personnel and directors seeking substantial monetary damages, viz. (1) an action by the government; (2) two qui tam actions (an action under which an individual may, under certain circumstances, sue one or more third persons on behalf of the government for damages and other relief); and (3) two derivative actions (an action under which a shareholder may commence an action to enforce an alleged right or claim of the corporation for its benefit, frequently against its officers and/or directors who may not reasonably be expected to cause the corporation to proceed against themselves). In 1993 a federal grand jury commenced a separate investigation which, the Company believes, relates to finance and/or pricing by the Company concerning government contracts and products unrelated to those involved in the Indictment. While the Company is vigorously contesting the Indictment and the Actions as are the individual defendants thereof, and believes that it and the individual defendants will prevail in these matters, there can be no assurance that this will be the case. In the event, after exhaustion of appeals, of the conviction of the Company under the Indictment and/or the entry of judgment against the Company in the Actions, the Company will be subject to extensive financial liabilities and will suffer material adverse damage with respect to its financial condition, business prospects and otherwise.
Reference is made to the subtopic "U.S. Government Indictment" in Item 3 of the 1995 Form 10-K and to Item 5 of the Form 8-K of the Company, dated July 27, 1995, each of which is incorporated herein by reference.

     4. Dependence on Personnel. The Company is highly dependent on the continued services of Martin Bloch, its president (on leave), founder and chief scientist.  Mr. Bloch is a defendant in the Indictment and is exposed to the possibility of conviction and incarceration. The loss of the services of Mr. Bloch for any reason would have a material adverse effect on the Company by way of both the results of its operations and its business prospects. Al-though the Company believes that all defendants will be acquitted, there can be no prediction with any degree of certainty as to the disposition of the Indictment at this time. The Company's ability to maintain its competitive technological position will depend in part upon its ability to attract and retain highly qualified scientific, managerial and manufacturing personnel. Competition for such personnel is intense. Further, the Company must recruit and organize marketing and sales organizations for those products it will
commercialize directly.   Reference is made to the subtopic "Employees" in
Item 1 and to the subtopic "U.S. Government Indictment" in Item 3 of the 1995 Form 10-K, each of which is incorporated herein by reference.

     5. Protection of Intellectual Property Rights. The Company believes that patents and licenses are not material to its business, which is not dependent on this type of intellectual rights protection. The Company relies on unpatented proprietary manufacturing processes and technologies, product research and concepts by way of intellectual property, all of which the Com-pany believes are important to the success of its products and its competitive position. There can be no assurance that the actions taken by the Company to protect its proprietary rights will be adequate to prevent imitation of its products, processes or technology, that the Company's proprietary information will not become known to competitors, that the Company can effectively protect its rights to unpatented proprietary information or that others will not independently develop substantially equivalent or better products than those of the Company. No assurance can be given that others will not assert rights in, and ownership of, the proprietary rights of the Company. Reference is made to the subtopic "Patents and Licenses" in Item 1 of the 1995 Form 10-K, incor-porated herein by reference.

     6.   Competition.   The Company competes primarily on the basis of the
accuracy, performance and reliability of its products, the ability of its pro-ducts to perform in severe environments, aerospatial and otherwise, prompt and responsive contract performance, and the Company's technical competence and price. Accordingly, the Company's success depends upon maintaining its com-petitive position in the development of products and technologies in its areas of concentration. Precision time and frequency control is a rapidly evolving field in which developments are expected to continue at a fast pace. Com-petition from other companies in these fields is intense and is expected to increase. Many of these companies have substantially greater research and development capabilities, experience, and marketing, financial and managerial resources, and represent very significant long-term competition for the Company. Acquisitions of competing companies in these fields by these large competitors could enhance such competitors' financial, marketing, and other resources. In addition, there can be no assurance that developments by others will not render the Company's products or technologies noncompetitive. Refer-ence is made to the subtopic "Competition" in Item 1 of the 1995 Form 10-K, incorporated herein by reference.

     7.   Dividends Not Likely.    For the foreseeable future it is anticipated
that any earnings which may be generated from the operations of the Company will be used to finance the growth of the Company and that cash dividends will not be paid to stockholders. Reference is made to Item 5 of the 1995 Form 10-K, incorporated herein by reference.

     8. Fluctuations in Stock Price. The market price of the Company's com-mon stock could be subject to significant fluctuations in response to variations in financial results or announcements of material events by the Company or it competitors. Developments in the time and frequency control industry or changes in the general conditions of the economy or the financial markets could also adversely affect the market price of the Company's common stock. Reference is made to Item 5 of the 1995 Form 10-K, incorporated herein by reference.

     9. Possible Issuance of Additional Shares of Common Stock. The Company's articles of incorporation authorize the issuance of 20,000,000 shares of common stock, of which 6,006,300 shares are issued, including 1,159,905 shares of common stock reacquired by the Company and currently being held as treasury stock. Upon the exercise of all of the Company's currently outstanding common stock options and stock purchase rights, which options and rights provide for the purchase of 672,915 shares, approximately 13,320,785 shares of the Company's authorized common stock will remain unissued. The Company's board of directors has the power to issue any or all of such unissued shares of common stock plus all of the shares of treasury stock for general corporate purposes without shareholder approval. Potential investors should be aware that any such stock issuances may result in a reduction of the book value or market price of the outstanding common stock. If the Company issues any additional common stock, such issuance will reduce the proportionate ownership and voting power of each other common stockholder. Reference is made to the "Voting Securities and Principal Holders Thereof" section of Company's proxy statement, dated September 1, 1995, incorporated herein by reference.

     10.  Adverse Effect of Stock Sales on Market Price.    Future sales in the
public market of outstanding restricted shares of the Company's common stock pursuant to Rule 144 under the Securities Act of 1933, as amended, could have a material adverse effect on the market price of the Company's common stock. Additionally, approximately 59,000 shares of the Company's outstanding common stock, 672,915 shares issuable upon the exercise of outstanding common stock purchase options or stock purchase rights and 345,198 shares issuable upon the exercise of common stock purchase options or stock purchase rights issuable in the future under certain employee benefit plans of the Company have been in-cluded in the registration statement of which this prospectus is a part (the "Registration Statement"). The outstanding shares and the shares, when issued on the exercise of the common stock purchase options and rights (collectively the "Shares"), will, subject in certain cases to contractual restrictions, be freely tradeable by the holders thereof following the effectiveness of the Registration Statement. The sale of the Shares in the open market could also have a material adverse effect on the market price of the Company's common stock. Reference is made to the "Voting Securities and Principal Holders Thereof" section of Company's proxy statement, dated September 1, 1995, incor-porated herein by reference.


                         SELLING SHAREHOLDERS

     The Company has instituted several employee benefit plans (collectively the "Plans") including the 1982 Frequency Electronics, Inc. Incentive Stock Option Plan (the "1982 Plan"), the 1984 Frequency Electronics, Inc. Incentive Stock Option Plan (the "1984 Plan"), the Frequency Electronics, Inc. 1987 Incentive Stock Option Plan (the "1987 Plan"), the Frequency Electronics, Inc. Senior Executive Stock Option Plan (the"Senior Executive Plan"), the Frequency Electronics, Inc. Restricted Stock Plan (the "Restricted Stock Plan"), and the Frequency Electronics, Inc. 1993 Nonstatutory Stock Option Plan (the "1993 Plan"). The Plans provide for issuances of stock options and/or shares of restricted common stock to certain employees, including affiliates, of the Com-pany and its subsidiaries. The stock options can be exercised for shares of the Company's common stock. Certain shares acquired pursuant to the Plans whether directly or upon the exercise of stock options are being offered hereby by the Selling Shareholders.

     The table which follows identifies each Selling Shareholder that may receive "control shares", as defined below, under one of the Plans or who owns shares received under one of the Plans prior to the Company's registration of the applicable Plan's shares on Form S-8, the Plan pursuant to which the shares being offered have been or may be acquired, and the nature of all positions, offices or other material relationships which each Selling Shareholder has had with the Company within the past three years. It also indicates the number of shares of common stock owned by each Selling Shareholder prior to the offering, the number of shares of common stock to be offered for the account of each Selling Shareholder, the number of shares of common stock to be owned by each Selling Shareholder after the completion of the offering, and the percentage of the Company's common stock to be owned by each Selling Shareholder after com-pletion of the offering. The table also makes reference, in a generic manner, to Selling Shareholders of "control shares" under each Plan, where applicable and where the names of such Selling Shareholders are not presently known. "Control shares" are securities acquired under a Securities Act registration statement held by affiliates of the Company. As the names of such Selling Shareholders become known, the Company will supplement this Reoffer Prospectus as required by Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933.

                                                   No.
                                                   of                                No.              %-age
                                                   Common                            of               of
                                                   Shares           No.              Common           Common
                                                   Owned            of               Shares           Shares
                                      Position     Prior            Common           Owned            Owned
Selling                               with         to               Shares           After            After
Shareholder         Plan              Company      Offering <F1>    Offered <F1>     Offering <F1>    Offering <F2>
Martin Bloch        Sr. Exec. Plan    Pres. &,     624,096          100,000          489,096          8.9%
                      Restricted      Dir. <F3>                      35,000
                        Stock Plan      <F6> <F7>             TOTAL 135,000

Joseph Franklin     Sr.Exec. Plan     Chairman,     90,000           25,000           30,000          <F8>
                      Restricted      CEO, CFO <F7>                  35,000
                       Stock Plan                             TOTAL  60,000

Markus Hechler      1982 Plan          V.P.&,       72,500           17,500           20,500          <F8>
                    1984 Plan           Secy.<F7>                     6,500
                    1987 Plan                                        18,000
                    Restricted Stock Plan                            10,000
                                                              TOTAL  52,000

John Ho            1982 Plan           V.P. &,      99,525           15,000           41,025          <F8>
                   1984 Plan            Dir. <F7>                    20,500
                   1987 Plan                                          8,000
                   Restricted Stock Plan                             15,000
                                                              TOTAL  58,500

Abraham Lazar      1982 Plan           Dir. <F4>     21,000          10,500           0               0
                   1984 Plan           <F6> and <F7>                 10,500
                                                              TOTAL  21,000

Len Martire        1984 Plan           V.P. <F7>     38,900          24,900           0               0
                   1987 Plan                                          5,000
                   Restricted Stock Plan                              9,000
                                                              TOTAL  38,900

Marvin Meirs        1982 Plan          V.P.<F7>      79,967          16,500           22,967          <F8>
                    1984 Plan                                        20,500
                    1987 Plan                                        10,000
                    Restricted Stock Plan                            10,000
                                                              TOTAL  57,000

Harry Newman        1982 Plan         Secy.,<F5>    27,739            7,500            5,239           <F8>
                    1984 Plan Treas,   <F6>&<F7>                      5,000
                    1987 Plan                                         5,000
                    Restricted Stock Plan                             5,000
                                                              TOTAL  22,500

                                                   No.
                                                   of                                 No.             %-age
                                                   Common                             of              of
                                                   Shares            No.              Common          Common
                                                   Owned             of               Shares          Shares
                                       Position    Prior             Common           Owned           Owned
Selling                                with        to                Shares           After           After
Shareholder         Plan               Company     Offering<F1>      Offered<F1>      Offering<F1>    Offering<F2>
Charles Stone       1982 Plan          V.P.<F7>    46,678             6,000           24,876          <F8>
                    1984 Plan                                         3,000
                    1987 Plan                                         9,802
                    Restricted Stock Plan                             5,000
                                                              TOTAL  23,802

Al Vulcan           1982 Plan          V.P.        72,000            13,500           20,000          <F8>
                    1984 Plan                                        10,500
                    1987 Plan                                        18,000
                    Restricted Stock Plan                            10,000
                                                              TOTAL  52,000

Holders of
  Control Secur.    1987 Plan           N/A         N/A       TOTAL   3,698           N/A              N/A

Holders of
 Control Secur.     Sr. Exec. Plan      N/A         N/A       TOTAL  25,000           N/A              N/A

Holders of
 Control Secur.     Restricted          N/A         N/A       TOTAL  66,500           N/A              N/A
                      Stock Plan

Holders of
 Control Secur.     1993 Plan           N/A         N/A       TOTAL 250,000           N/A              N/A
                                                        GRAND TOTAL 865,900


<F1>
     Includes 672,915 shares of common stock which may be issued upon the exercise of outstanding stock options or stock purchase rights under the Plans but does not include (except as listed generically under the heading "Number of Common Shares Offered") an additional 345,198 shares of common stock which may be issued upon the exercise of stock options or stock pur-chase rights issuable in the future under the Plans.

<F2>
     Based upon 5,519,310 shares being issued and outstanding including 672,915 shares of common stock which may be issued upon the exercise of outstanding stock options or stock purchase rights under the Plans but excluding 1,159,905 issued common shares currently being held as treasury stock and also excluding 345,198 common shares which may be issued upon the exercise of stock options or stock purchase rights issuable in the future under the Plans.

<F3>
     At this time, Martin Bloch has taken a voluntary leave of absence as pre-sident of the Company, and is attending Company board meetings and acting solely in an advisory capacity. He is not participating in any Company board decisions or board actions (by vote, written consent or otherwise) and is voluntarily abstaining from participation except when called upon for information) from any board discussion of corporate policy or board action.

<F4>
     At this time, Abraham Lazar is voluntarily abstaining from any further attendance at or participation in Company board meetings or other board activities.

<F5>
     At this time, Harry Newman has taken a voluntary leave of absence as secretary and treasurer of the Company.

<F6>
     The foregoing restrictions on Messrs. Bloch's, Lazar's and Newman's participation in the Company's affairs will abide until the final dispos-ition of the Federal Indictment as to each of them respectively whereby, depending on the result, they will respectively either resign from or re-sume their original positions. See Item 3 - Legal Proceedings in the Com-pany's Annual Report on Form 10-K for the fiscal year ended April 30, 1995 which is incorporated herein by reference.

<F7>
     The Selling Shareholder serves or has served as an officer and/or director of one or more subsidiaries of the Company at some time within the past three years.

<F8>
     Less than 1%

                          PLAN OF DISTRIBUTION

     Selling Shareholders may sell all or part of the shares from time to time at market prices then obtainable on the American Stock Exchange through securi-ities dealers. The ability of the Selling Shareholders to sell any of the shares however, is subject to any and all restrictions and limitations imposed upon the Selling Shareholders by the Plan or Plans pursuant to which they acquired the shares. The Common Stock of the Company is traded on the American Stock Exchange.


                               EXPERTS

     The consolidated balance sheet as of April 30, 1995 and 1994 and the consolidated statements of income, retained earnings, cash flows and financial statement schedule for each of the three years in the period ended April 30, 1995, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report which includes an explanatory paragraph as to certain litigation, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that Firm as experts in accounting and auditing.


                           LEGAL OPINIONS

     The legality of the Shares offered hereby will be passed upon for the Com-pany by the Law Office of John L. Milling, 115 River Road, Building 12, Edgewater, NJ 07020.


                           INDEMNIFICATION

     The Company's Certificate of Incorporation provides for indemnification to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("Section 145"). Pursuant thereto, the Company indemnifies its officers, directors, employees and agents to the fullest extent permitted for losses and expenses incurred by them in connection with actions in which they are involved by reason of their having been directors, officers, employees or agents of the Company. Section 145 permits a corporation to indemnify any person who is or has been a director, officer, employee or agent of the corporation or who is or has been serving as a director, officer, employee or agent of another cor-poration, organization or enterprise at the request of the corporation, against all liability and expenses (including, but not limited to, attorneys' fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) incurred or paid in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, in which he/she may be involved by reason of the fact that he/she serves or is serving in these capacities, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his/her conduct was unlawful. In the case of a claim, action, suit or proceeding made or brought by or in the right of the corporation to procure a recovery or judgment in its favor, the corporation shall not indemnify such person in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation for negligence or misconduct in the performance of his or her duty to the corporation, except for such expenses as the Court may allow. Any such person who has been wholly successful on the merits or otherwise with respect to any such claim, action, suit or proceeding or with respect to any claim, issue or matter therein, shall be indemnified as of right against all expenses in connection therewith or resulting therefrom.

     The Company's By-Laws provide for indemnification of the Company's officers and directors against all liabilities (including reasonable costs, expenses, attorneys' fees, obligations for payment in settlement and final judgment) incurred by or imposed upon them in the preparation, conduct or compromise of any actual or threatened action, suit, or proceeding, whether civil, criminal or administrative, including any appeals therefrom and any collateral proceedings in which they shall be involved by reason of any action or omission by them in their capacity as a director or officer of the Company, or of any other corporation which they serve as a director or officer at the request of the Company, whether or not such person is a director or officer at the time such liabilities are incurred or any such action, suit or proceeding is commenced against them. The indemnification provided by the By-Laws does not extend, however, to certain situations involving misconduct, willful misfeasance, bad faith or gross negligence.

     The Company maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

           TABLE OF CONTENTS                                865,900 Shares

                                          Page

Available Information. . . . . . .         4

Incorporation of Certain Documents
  by Reference . . . . . . . . . .         4
                                                     FREQUENCY ELECTRONICS, INC.
The Company. . . . . . . . . . . .         4

Risk Factors . . . . . . . . . . .         5

Selling Shareholders . . . . . . .         7

Plan of Distribution . . . . . . .        11                COMMON STOCK
                                                           $1.00 PAR VALUE
Experts. . . . . . . . . . . . . .        11

Legal Opinions . . . . . . . . . .        11

Indemnification. . . . . . . . . .        11
                                                            ________________

                                                               PROSPECTUS
                                                            ________________

                                  PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are incorporated by reference in this registration statement.

          (a) Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 1995, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended.

          (b) Registrant's quarterly reports on Form 10-Q for the fiscal quarters ended July 31, 1995, October 31, 1995, and January
               31, 1996, Registrant's Current Reports on Form 8-K dated July 27, 1995 and November 20, 1995, and all other reports, if any, filed by the Company pursuant to Section 13(a) or 15(d) of the Secur-ities Exchange Act of 1934 since the end of the fiscal year ended April 30, 1995.

          (c) The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on August 27, 1969 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.   DESCRIPTION OF SECURITIES

     Not applicable; the class of securities to be offered is registered under
Section 12 of the Securities Exchange Act of 1934.


Item 5.   INTEREST OF NAMED EXPERTS AND COUNSEL

     Not applicable.


Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Certificate of Incorporation provides for indemnification to the fullest extent permitted by Section 145 of the Delaware General Corpora-tion Law ("Section 145"). Pursuant thereto, Registrant indemnifies its of-ficers, directors, employees and agents to the fullest extent permitted for losses and expenses incurred by them in connection with actions in which they are involved by reason of their having been directors, officers, employees or agents of Registrant. Section 145 permits a corporation to indemnify any person who is or has been a director, officer, employee or agent of the corporation or who is or has been serving as a director, officer, employee or agent of another corporation, organization or enterprise at the request of the corporation, against all liability and expenses (including, but not limited to, attorneys' fees and disbursements and amounts paid in settlement or in satisfaction ofjudgments or as fines or pen-alties) incurred or paid in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, in which he/she may be involved by reason of the fact that he/she serves or is serving in these capacities, if he/she acted in good faith and in a manner he/she reasonably be lieved to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his/her conduct was unlawful. In the case of a claim, action, suit or proceeding made or brought by or in the right of the corporation to procure a recovery or judgment in its favor, the corporation shall not in-demnify such person in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation for negligence or mis-conduct in the performance of his or her duty to the corporation, except for such expenses as the Court may allow. Any such person who has been wholly successful on the merits or otherwise with respect to any such claim, action, suit or proceeding or with respect to any claim, issue or matter therein, shall be indemnified as of right against all expenses in connection therewith or resulting therefrom.

     The Registrant's By-Laws provide for indemnification of the Registrant's officers and directors against all liabilities (including reasonable costs, ex-penses, attorneys' fees, obligations for payment in settlement and final judgment) incurred by or imposed upon them in the preparation, conduct or com-promise of any actual or threatened action, suit, or proceeding, whether civil, criminal or administrative, including any appeals therefrom and any collateral proceedings in which they shall be involved by reason of any action or omission by them in their capacity as a director or officer of the Registrant, or of any other corporation which they serve as a director or officer at the request of the Registrant, whether or not such person is a director or officer at the time such liabilities are incurred or any such action, suit or proceeding is com-menced against them. The indemnification provided by the By-Laws does not ex-tend, however, to certain situations involving misconduct, willful misfeasance, bad faith or gross negligence.

     The Registrant maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

     Various matters of litigation which may result in claims for indemnifi-cation by certain directors and officers of Registrant are presently pending and are more fully described in Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 1995 (see "Item 3. Legal Proceedings"), Registrant's Current Report on Form 8-K dated July 27, 1995 (see "Item 5. Other Events"), and the Quarterly Reports on Forms 10-Q dated July 31, 1995, October 31, 1995 and January 31, 1996 (see "Part II - Item 1. Legal Proceedings"), all of which reports are incorporated herein by reference. Except as described in such reports, there is no other litigation pending, and neither Registrant nor any of its directors know of any threatened litigation which might result in a claim for indemnification by any director or officer.


Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

     With respect to restricted securities issued under any of the Plans and to be reoffered or resold pursuant to this Registration Statement, Registrant relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, in that the issuance of such restricted securities involved a transaction by an issuer not involving a public offering.

Item 8.   EXHIBITS

     Exhibit
     Number    Description of Document

     4.1 Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on May 23, 1968 (filed as
               Exhibit 3.1 of Registrant's registration statement on Form
               S-1 (File No. 2-29609), and incorporated herein by reference).

     4.2 Amendment to Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on March 27, 1981 (filed as Exhibit 3.2 of Registrant's registration statement on Form S-1 (File No. 2-71727), and incorporated herein by reference).

     4.3 Amendment to Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on October 26, 1984 (filed as Exhibit 27 of Registrant's Form 10-K for the year ended April 30, 1985 and incorporated herein by reference).

     4.4 Amendment to Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on October 22, 1986 (filed as Exhibit 42 of Registrant's Form 10-K for the year ended April 30, 1987 and incorporated herein by reference).

     4.5 Amended and Restated Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on October 26, 1987 (filed as Exhibit 45 of Registrant's Form
               10-K for the year ended April 30, 1990 and incorporated herein by reference).

     4.6 Amendment to Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on November 2, 1989 (filed as Exhibit 59 of Registrant's Form 10-K for the year ended April 30, 1990 and incorporated herein by reference).

     4.7 Bylaws of Registrant (filed as Exhibit 3.3 to Registrant's Form 10-K for the year ended April 30, 1981, and incorporated herein by reference).

     4.8 1982 Frequency Electronics, Inc. Incentive Stock Option Plan (filed as Exhibit 25 of Registrant's Form 10-K for the year ended April 30, 1982 and incorporated herein by reference).

     4.9 1984 Frequency Electronics, Inc. Incentive Stock Option Plan (filed as Exhibit 28 of Registrant's Form 10-K for the year ended April 30, 1985 and incorporated herein by reference).

     4.10 Frequency Electronics, Inc. 1987 Incentive Stock Option Plan (filed as Exhibit 50 of Registrant's Form 10-K for the year ended April 30, 1989 and incorporated herein by reference).

     4.11 Frequency Electronics, Inc. Senior Executive Stock Option Plan (filed as Exhibit 51 of Registrant's Form 10-K for the year ended April 30, 1989 and incorporated herein by reference).

     4.12      Frequency Electronics, Inc. Restricted Stock Plan.

     4.13      Frequency Electronics, Inc. 1993 Nonstatutory Stock Option Plan.

     5.1       Opinion of Law Offices of John L. Milling.

    23.1       Consent of Coopers & Lybrand L.L.P.

    23.2       Consent of Law Offices of John L. Milling (included in
               Exhibit 5.1).

    24.1       Powers of Attorney


Item 9.   UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amend-ment any of the securities being registered which remain unsold at the termin-ation of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement re-lating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdic-tion the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.


                               SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mitchel Field, County of Nassau, Town of Hempstead, State of
New York, on the 24th day of July, 1996.


                                   FREQUENCY ELECTRONICS, INC.


                                   By /s/ Joseph P. Franklin
                                     JOSEPH P. FRANKLIN, Chairman of the Board,
                                     Chief Executive and Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this Regis-tration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                Title                             Date



/s/ Joseph P. Franklin        Chairman of the Board,            July 24, 1996
JOSEPH P. FRANKLIN            Chief Executive Officer,
                              Chief Financial Officer,
                              and Director


/s/ John Ho                   Director and Vice President       July 24, 1996
JOHN HO


/s/ Joel Girsky               Director                          July 24, 1996
JOEL GIRSKY


/s/ E. John Rosenwald, Jr.    Director                          July 24, 1996
E. JOHN ROSENWALD, JR.

                             INDEX TO EXHIBITS



    Exhibit
    Number        Description of Documents                                  Page

     4.1 Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on May 23, 1968 (filed as Exhibit 3.1 of Registrant's registration statement on Form S-1 (File No. 2-29609), and incor-porated herein by reference).

     4.2 Amendment to Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on March 27, 1981 (filed as Exhibit 3.2 of Registrant's regis-tration statement on Form S-1 (File No. 2-71727), and incorporated herein by reference).

     4.3 Amendment to Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on October 26, 1984 (filed as Exhibit 27 of Registrant's Form 10-K for the year ended April 30,1985 and incorporated herein by reference).

     4.4 Amendment to Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on October 22, 1986 (filed as Exhibit 42 of Registrant's Form 10-K for the year ended April 30, 1987 and incorporated herein by reference).

     4.5 Amended and Restated Certificate of Incorporation of Regis-trant filed with the Secretary of State of Delaware on October 26, 1987 (filed as Exhibit 45 of Registrant's
                  Form 10-K for the year ended April 30, 1990 and incor-porated herein by reference).

     4.6 Amendment to Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on November 2, 1989 (filed as Exhibit 59 of Registrant's Form 10-K for the year ended April 30, 1990 and incorporated herein by reference).

     4.7 Bylaws of Registrant (filed as Exhibit 3.3 to Registrant's Form 10-K for the year ended April 30, 1981, and incorporated herein by reference).

     4.8 1982 Frequency Electronics, Inc. Incentive Stock Option Plan (filed as Exhibit 25 of Registrant's Form 10-K for the year ended April 30, 1982 and incorporated herein by reference).

     4.9 1984 Frequency Electronics, Inc. Incentive Stock Option Plan (filed as Exhibit 28 of Registrant's Form 10-K for the year ended April 30, 1985 and incorporated herein by reference).

     4.10 Frequency Electronics, Inc. 1987 Incentive Stock Option Plan (filed as Exhibit 50 of Registrant's Form 10-K for the year ended April 30, 1989 and incorporated herein by reference).

     4.11 Frequency Electronics, Inc. Senior Executive Stock Option Plan (filed as Exhibit 51 of Registrant's Form 10-K for the year ended April 30, 1989 and incorporated herein by reference.)

     4.12         Frequency Electronics, Inc. Restricted Stock . . . . .     21

     4.13         Frequency Electronics, Inc. 1993 Nonstatutory
                  Stock Option Plan. . . . . . . . . . . . . . . . . .       33

     5.1          Opinion of Law Offices of John L. Milling. . . . . . .     41

    23.1          Consent of Coopers & Lybrand L.L.P.. . . . . . . . . .     43

    23.2          Consent of Law Offices of John L. Milling
                  (included in Exhibit 5.1)

    24.1          Powers of Attorney . . . . . . . . . . . . . . . . . .     45